Exhibit 99.1

PRESS RELEASE

Darrin Shewchuk	Yijing Brentano
Senior Director, Corporate Communications	Vice President, Investor Relations
Tel: +1 203-328-3834	Tel: +1 203-328-3500
darrin.shewchuk@harman.com	yijing.brentano@harman.com

APRIL 28, 2016

HARMAN REPORTS THIRD QUARTER FISCAL 2016 RESULTS

•	Net Sales Up 11% to $1.6 Billion

•	Operational EBITDA and EPS Up 26% and 11%, Respectively

•	Secured $1.5 Billion in New Automotive Awards; $3.5 Billion Year-to-Date

•	Adjusts FY 2016 Guidance

STAMFORD, CT – Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the third quarter ended March 31, 2016.

Net sales for the third quarter were $1.6 billion, an increase of 11 percent compared to the prior year or 12 percent excluding the impact of foreign currency translation (ex-FX). Connected Car net sales increased five percent (six percent ex-FX) primarily due to higher take rates. Lifestyle Audio net sales increased 11 percent (12 percent ex-FX) due to the acquisition of Bang & Olufsen Automotive, higher car audio take rates and higher consumer audio sales. Net sales in Professional Solutions decreased four percent (three percent ex-FX) mainly due to lower demand in Brazil and certain European markets, as well as channel rationalization to support a solutions-based go-to-market structure. Connected Services net sales were $166 million compared to $67 million in the prior year, primarily due to the expansion of the Company’s services portfolio as a result of the acquisition of Symphony Teleca (STC).

On a GAAP basis, third quarter operating income increased 48 percent to $135 million compared to $92 million in the prior year and EBITDA increased 41 percent to $186 million compared to $132 million in the prior year. Earnings per diluted share increased 23 percent to $1.22 compared to $0.99 in the prior year. The Company recorded $13 million of restructuring, non-recurring charges and acquisition-related items compared to $23 million in the prior year. The decrease was primarily due to lower restructuring costs compared to the prior year.

Excluding restructuring, non-recurring charges and acquisition-related items, third quarter operating income increased 30 percent to $148 million compared to $114 million in the prior year, and EBITDA increased 26 percent to $189 million compared to $150 million in the prior year. Earnings per diluted share were $1.36 compared to $1.22 in the prior year.

“For the 12th consecutive quarter, HARMAN has delivered top and bottom line growth, and in the quarter, we grew EBITDA 26 percent year-over-year. Our Connected Car and Lifestyle Audio divisions, which represent approximately 75 percent of our revenue, continue to deliver strong results. In our Professional Solutions division, we are taking decisive actions to improve performance and better position HARMAN for growth,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO.

“HARMAN is capitalizing on the robust demand for seamless, secure connectivity across the full vehicle market. On top of the record $6.2 billion in automotive awards we announced in fiscal 2015, I am very pleased with the additional $3.5 billion of new automotive awards secured year-to-date, including a breakthrough display audio infotainment award.”

FY 2016 Key Figures – Total Company	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

Net sales	1,628	1,464	11%	12%	5,031	4,477	12%	18%
Gross profit	493	418	18%	19%	1,525	1,326	15%	20%
Percent of net sales	30.3%	28.6%			30.3%	29.6%
SG&A	358	327	9%	11%	1,099	970	13%	18%
Operating income	135	92	48%	48%	426	356	20%	23%
Percent of net sales	8.3%	6.2%			8.5%	8.0%
EBITDA	186	132	41%	42%	592	471	26%	30%
Percent of net sales	11.4%	9.0%			11.8%	10.5%
Net Income attributable to HARMAN International Industries, Incorporated	89	70	26%	25%	289	270	7%	10%
Diluted earnings per share	1.22	0.99	23%	22%	3.98	3.83	4%	7%
Restructuring & non-recurring costs	12	13			32	32
Acquisition-related items	1	10			34	15
Non-GAAP - operational[1]
Gross profit	495	422	17%	18%	1,531	1,318	16%	21%
Percent of net sales	30.4%	28.8%			30.4%	29.4%
SG&A	347	308	13%	14%	1,038	914	14%	18%
Operating income	148	114	30%	30%	492	404	22%	27%
Percent of net sales	9.1%	7.8%			9.8%	9.0%
EBITDA	189	150	26%	27%	611	511	19%	24%
Percent of net sales	11.6%	10.2%			12.1%	11.4%
Net Income attributable to HARMAN International Industries, Incorporated	99	87	14%	13%	340	305	12%	16%
Diluted earnings per share	1.36	1.22	11%	10%	4.69	4.33	8%	12%
Shares outstanding – diluted (in millions)	73	71			73	70

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A (Non-GAAP)

Gross margin for the third quarter of fiscal year 2016 increased 160 basis points to 30.4 percent. The improvement was primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base and productivity initiatives.

In the third quarter of fiscal year 2016, SG&A expense as a percentage of net sales increased 30 basis points to 21.3 percent compared to 21.0 percent in the prior year due to higher selling and marketing expenses.

2016 Guidance Update

HARMAN updated its financial outlook for fiscal 2016. The Company now forecasts fiscal 2016 revenue of approximately $6.825 billion and operational earnings per share of $6.20. The majority of the revenue and EPS reduction is related to weakness in the Professional Solutions division as well as supply constraints as a result of the recent earthquakes in Japan.

	August 2015		April 2016[1]
Revenue	~$	7.0 billion	~$	6.825 billion
EPS[2]	~$	6.50	~$	6.20

1.	Includes the previously announced $0.05 reduction for the impact of the TowerSec acquisition.
2.	Non-GAAP, excluding restructuring, non-recurring items, and purchase accounting expenses related to acquisitions.

Investor Call Today April 28, 2016

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the third quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (888) 224-7971 (U.S.) or +1 (303) 223-2684 (International) ten minutes before the call and reference HARMAN, Access Code: 21809222.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal third quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Friday, July 29, 2016 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21809222. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473-0602 (U.S.) or +1 (303) 446-4604 (International).

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 29,000 people across the Americas, Europe, and Asia and reported sales of $6.7 billion during the 12 months ended March 31, 2016. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (2) the loss of one or more significant customers, the loss of a significant platform with an automotive customer or the in-sourcing of certain services by the Company’s automotive customers; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (5) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (6) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (7) the Company’s ability to integrate successfully its recently completed and future acquisitions; (8) the Company’s ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for its critical organizational positions; (9) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (10) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business or “backlog”, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis.

APPENDIX

Connected Car

FY 2016 Key Figures – Connected Car	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

Net sales	767	730	5%	6%	2,259	2,153	5%	11%
Gross profit	202	164	23%	23%	562	503	12%	17%
Percent of net sales	26.3%	22.5%			24.9%	23.4%
SG&A	106	91	17%	18%	295	280	5%	13%
Operating income	96	74	30%	29%	267	223	20%	22%
Percent of net sales	12.5%	10.1%			11.8%	10.4%
EBITDA	115	91	27%	27%	324	275	18%	21%
Percent of net sales	15.0%	12.4%			14.4%	12.8%
Restructuring & non-recurring costs	2	1			5	5
Acquisition-related items	1	—			3	—
Non-GAAP - operational[1]
Gross profit	203	165	23%	23%	566	507	12%	17%
Percent of net sales	26.4%	22.7%			25.0%	23.6%
SG&A	104	91	14%	16%	291	279	4%	12%
Operating income	98	74	32%	31%	275	228	20%	23%
Percent of net sales	12.8%	10.2%			12.2%	10.6%
EBITDA	116	90	29%	28%	326	276	18%	21%
Percent of net sales	15.2%	12.3%			14.4%	12.8%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2016 were $767 million, an increase of five percent (six percent ex-FX) compared to the prior year. The increase in net sales was due to higher take rates.

On a non-GAAP basis in the third quarter of fiscal 2016, gross margin increased 370 basis points to 26.4 percent compared to the prior year primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base, lower warranty costs and supplier productivity. SG&A expenses as a percent of sales increased 110 basis points to 13.6 percent compared to the prior year due to higher information technology costs to support future business.

Connected Car Highlights

HARMAN continues to expand and diversify its Connected Car offerings with global automakers. The Company secured embedded infotainment business with a new North American customer to provide a display audio solution across multiple car lines. HARMAN won a global expansion award from a European OEM to support higher take rates, as well a platform refresh for 2017 vehicles. In addition, the Company received a follow-on award to expand the next generation integrated telematics program for Daimler.

HARMAN launched embedded infotainment solutions in a number of new vehicles, including the Audi Q2 crossover, the Seat (VW) Alteca SUV and Maserati (FCA) Levante supercar. In Japan, HARMAN launched an embedded infotainment system featuring Apple CarPlay on the new Suzuki Ignis. The Company also launched model refreshes and line extensions featuring its embedded infotainment solutions in the Porsche Macan, 911, and 718 Boxster, as well as the Mercedes Benz C-class convertible, GLC Coupe and AMG GLC43.

HARMAN continued to reinforce its leadership in technology innovations that advance connectivity, driver safety, and autonomous driving. During the Geneva Motor Show, HARMAN demonstrated its full suite of connected car technologies through the LIVS (Life-enhancing Intelligent Vehicle System) automotive compute platform. The Company also expanded its partnership with NXP to add V2X support, which allows ADAS alerts to be delivered to vehicles from other cars and surrounding infrastructure to warn drivers about potentially hazardous traffic situations.

In March, HARMAN completed the acquisition of TowerSec, a leading global provider of automotive cybersecurity solutions. TowerSec’s products, featuring intrusion detection and prevention systems as well as secure telematics offerings, will be integrated into HARMAN’s “5+1” cybersecurity framework.

Lifestyle Audio

FY 2016 Key Figures – Lifestyle Audio	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

Net sales	473	424	11%	12%	1,560	1,350	16%	20%
Gross profit	167	133	26%	27%	522	442	18%	22%
Percent of net sales	35.4%	31.3%			33.5%	32.8%
SG&A	107	88	21%	22%	331	294	13%	18%
Operating income	61	45	36%	37%	191	148	29%	30%
Percent of net sales	12.8%	10.5%			12.3%	11.0%
EBITDA	74	56	33%	34%	232	178	30%	32%
Percent of net sales	15.7%	13.2%			14.9%	13.2%
Restructuring & non-recurring costs	1	7			7	19
Acquisition-related items	2	1			12	4
Non-GAAP - operational[1]
Gross profit	168	135	24%	25%	523	434	21%	25%
Percent of net sales	35.5%	31.8%			33.5%	32.1%
SG&A	104	83	26%	27%	314	262	20%	24%
Operating income	64	52	23%	23%	210	172	22%	26%
Percent of net sales	13.5%	12.3%			13.4%	12.7%
EBITDA	72	61	18%	19%	235	199	18%	21%
Percent of net sales	15.3%	14.4%			15.1%	14.7%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2016 were $473 million, an increase of 11 percent (12 percent ex-FX) compared to the prior year primarily due to the acquisition of Bang & Olufsen Automotive, higher car audio take rates and higher consumer audio sales.

On a non-GAAP basis in the third quarter of fiscal 2016, gross margin improved by 370 basis points to 35.5 percent compared to the prior year, primarily due to improved operating leverage as a result of higher sales volume, the acquisition of Bang & Olufsen Automotive and supplier productivity. SG&A expenses as a percentage of sales increased 250 basis points to 22.0 percent primarily due to higher research and development to support new car audio awards.

Lifestyle Audio Highlights

HARMAN won new business awards with Lincoln, Toyota and Subaru. During the quarter, the Company launched branded car audio solutions in the Maserati Levante (Harman Kardon / Bowers & Wilkins), the Lincoln MKZ (Revel), the new Alfa Romeo Giulia (Harman Kardon) and the Ferrari GTC 4 Lusso (JBL Pro).

HARMAN inaugurated a new global development center in Suzhou, China. The center is now the Company’s largest comprehensive research and development center for car audio products worldwide.

The Company entered into a multi-year agreement with Lufthansa to supply award-winning AKG branded active noise cancelling headphones for all business class seats beginning in September 2016. This quarter, HARMAN’s Consumer Audio products were again recognized for their design and innovation, winning a record 23 Red Dot awards.

Professional Solutions

FY 2016 Key Figures – Professional Solutions	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

Net sales	232	242	(4%)	(3%)	728	764	(5%)	(2%)
Gross profit	78	100	(23%)	(22%)	283	315	(10%)	(8%)
Percent of net sales	33.5%	41.5%			38.9%	41.3%
SG&A	75	84	(11%)	(10%)	231	240	(4%)	(1%)
Operating income	3	16	(83%)	(83%)	52	75	(30%)	(28%)
Percent of net sales	1.1%	6.6%			7.2%	9.8%
EBITDA	12	24	(52%)	(51%)	79	100	(21%)	(19%)
Percent of net sales	5.0%	10.0%			10.8%	13.1%
Restructuring & non-recurring costs	4	6			11	8
Non-GAAP - operational[1]
Gross profit	78	101	(22%)	(21%)	284	312	(9%)	(6%)
Percent of net sales	33.7%	41.5%			39.0%	40.8%
SG&A	71	79	(10%)	(9%)	220	229	(4%)	(1%)
Operating income	7	22	(67%)	(67%)	64	83	(23%)	(21%)
Percent of net sales	3.1%	9.0%			8.7%	10.9%
EBITDA	15	30	(48%)	(48%)	88	108	(18%)	(16%)
Percent of net sales	6.6%	12.3%			12.1%	14.1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2016 were $232 million, a decrease of four percent (a decrease of three percent ex-FX) compared to the prior year. The decrease in net sales is primarily due to lower demand in Brazil and certain European markets, as well as channel rationalization to support a solutions-based go-to-market structure.

On a non-GAAP basis in the third quarter of fiscal 2016, gross margin decreased 780 basis points to 33.7 percent, driven by discounts on older inventory and to partially offset foreign currency impacts. In addition, the Company incurred incremental costs associated with migrating manufacturing to Hungary and reduced operating leverage as a result of lower sales. SG&A expense as a percentage of sales decreased 190 basis points to 30.6 percent compared to 32.5 percent in the prior year, driven by tighter expense controls.

Professional Solutions Highlights

HARMAN’s entertainment and enterprise solutions were selected by leading system integrators and installers around the world. Notable installations included Norwegian Cruise Line’s The Pride of America and Raymond James Stadium in Tampa Bay. The Company’s enterprise solutions were installed in meeting rooms across the globe for customers including eBay and Societe Generale. The Company’s solutions also powered a wide range of high-profile special events, music festivals and televised award shows, including the Super Bowl 50 Halftime Show and the 58th Annual Grammy Awards.

Connected Services

FY 2016 Key Figures – Connected Services	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

Net sales	166	67	147%	159%	509	208	144%	177%
Gross profit	48	21	131%	138%	162	63	155%	184%
Percent of net sales	28.7%	30.7%			31.7%	30.4%
SG&A	36	14	150%	157%	140	36	283%	314%
Operating income	12	6	87%	96%	22	27	(19%)	(6%)
Percent of net sales	7.1%	9.4%			4.3%	12.9%
EBITDA	18	8	135%	146%	57	29	94%	125%
Percent of net sales	11.0%	11.6%			11.2%	14.1%
Restructuring & non-recurring costs	3	—			8	—
Acquisition-related items	(1)	—			22	—
Non-GAAP - operational[1]
Gross profit	48	21	131%	138%	162	63	155%	184%
Percent of net sales	28.7%	30.7%			31.7%	30.4%
SG&A	34	14	135%	142%	109	36	199%	224%
Operating income	14	6	121%	131%	52	27	94%	125%
Percent of net sales	8.4%	9.4%			10.3%	12.9%
EBITDA	18	8	132%	143%	63	29	115%	148%
Percent of net sales	10.9%	11.6%			12.4%	14.1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter of fiscal 2016 were $166 million compared to $67 million in the prior year, driven primarily by the expansion of the Company’s services portfolio. On a non-GAAP basis, gross margin was 28.7 percent and SG&A expenses as a percentage of sales were 20.3 percent.

Connected Services Highlights

HARMAN secured business to provide product development services for Blackberry, British Telecom, Intel and Sony, among others. In addition, the Company continued to capitalize on its industry-leading over-the-air (OTA) software update technology, winning a cross-car line award with a global automaker. Over the air updates are the foundation technology for the connected car, allowing automakers to quickly enable new features, fix bugs, upgrade firmware, and offer a rich suite of end-to-end services.

In conjunction with the HARMAN Service Delivery Platform, the Company introduced its Automotive Service Provider Program. The program facilitates the integration of a variety of enterprise and vehicle-centric applications and services from leading providers. HARMAN added 10 new data, workflow and content service providers for its open platform, which enables automakers to provide a wide range of context-based services, including real-time traffic, location based services, shopping, parking, streaming audio and live news.

HARMAN also received a number of industry accolades for its products and services. Respected advisory firm Zinnov recognized the Company for the second time, naming HARMAN a top engineering services provider. HARMAN was placed in the “Leadership Zone” for the Information Services, New Media and Gaming categories. HfS Research also honored HARMAN with a place in its “Winner’s Circle”, recognizing the Company’s excellence in software product engineering services.

Other (Corporate)

FY 2016 Key Figures – Other	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	9M FY16	9M FY15	Including Currency Changes	Excluding Currency Changes[1]

SG&A	36	49	(28%)	(28%)	107	119	(10%)	(10%)
Restructuring & non-recurring costs	1	—			1	—
Acquisition-related items	—	9			(2)	12
Non-GAAP - operational[1]
SG&A	35	40	(12%)	(12%)	108	107	1%	1%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expenses include compensation, benefit and occupancy costs for corporate employees, new technology innovation and expenses associated with the Company’s brand identity campaign. On a non-GAAP basis, Corporate SG&A as a percentage of total Company net sales decreased 60 basis points to 2.2 percent.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net sales	$1,628,082	$1,464,193	$5,031,127	$4,476,664
Cost of sales	1,135,215	1,046,063	3,505,770	3,150,736
Gross profit	492,867	418,130	1,525,357	1,325,928
Selling, general and administrative expenses	357,514	326,623	1,099,384	969,881
Operating income	135,353	91,507	425,973	356,047
Other expenses:
Interest expense, net	8,633	3,001	24,558	7,861
Foreign exchange losses (gains), net	3,570	(3,406)	2,612	(4,366)
Miscellaneous, net	2,912	2,294	11,262	6,932
Income before income taxes	120,238	89,618	387,541	345,620
Income tax expense, net	31,419	19,346	98,019	76,250
Equity in net loss of unconsolidated subsidiaries	—	23	—	23
Net income	88,819	70,249	289,522	269,347
Net (loss) income attributable to non-controlling interest	(5)	(46)	702	(156)
Net income attributable to HARMAN International Industries, Incorporated	88,824	70,295	288,820	269,503

Earnings per share:
Basic	$1.23	$1.00	$4.01	$3.87
Diluted	$1.22	$0.99	$3.98	$3.83
Weighted average shares outstanding:
Basic	72,020	69,946	72,046	69,557
Diluted	72,642	70,795	72,524	70,322

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	March 31,	June 30,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$360,420	$649,513
Receivables, net	1,087,327	1,024,139
Inventories	840,216	693,574
Other current assets	502,943	461,366

Total current assets	2,790,906	2,828,592

Property, plant and equipment, net	576,788	552,421
Intangible assets, net	496,289	669,667
Goodwill	1,426,202	1,287,180
Deferred tax assets, long-term, net	116,212	100,032
Other assets	382,000	428,008

Total assets	$5,788,397	$5,865,900

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$4,227	$4,550
Short-term debt	812	1,021
Accounts payable	781,962	918,910
Accrued liabilities	673,371	907,024
Accrued warranties	173,479	163,331
Income taxes payable	29,022	76,131

Total current liabilities	1,662,873	2,070,967

Borrowings under revolving credit facility	483,000	283,125
Long-term debt	803,809	797,542
Pension liability	189,259	186,662
Other non-current liabilities	174,865	134,778

Total liabilities	3,313,806	3,473,074

Total HARMAN International Industries, Incorporated shareholders’ equity	2,474,573	2,374,613

Noncontrolling interest	18	18,213

Total equity	2,474,591	2,392,826

Total liabilities and equity	$5,788,397	$5,865,900

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended March 31, 2016
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,628,082	$0	$1,628,082
Cost of sales	1,135,215	(2,213)[a]	1,133,002
Gross profit	492,867	2,213	495,080
Selling, general and administrative expenses	357,514	(10,666)[b]	346,848
Operating income	135,353	12,879	148,232
Other expenses:
Interest expense, net	8,633	—	8,633
Foreign exchange losses (gains), net	3,570	(1)	3,569
Miscellaneous, net	2,912	(408)	2,504
Income before income taxes	120,238	13,288	133,526
Income tax expense, net	31,419	3,482 [c]	34,901
Net income	88,819	9,806	98,625
Net income attributable to non-controlling interest	(5)	—	(5)
Net income attributable to HARMAN International Industries, Incorporated	$88,824	$9,806	$98,630

Earnings per share:
Basic	$1.23	$0.14	$1.37
Diluted	$1.22	$0.13	$1.36
Weighted average shares outstanding:
Basic	72,020		72,020
Diluted	72,642		72,642

a)	Restructuring expense in Cost of Sales was $2.2 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.4 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $7.3 million. Acquisition-related expenses were $1.2 million, including $7.9 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Nine Months Ended March 31, 2016
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$5,031,127	$0	$5,031,127
Cost of sales	3,505,770	(5,214)[a]	3,500,556
Gross profit	1,525,357	5,214	1,530,571
Selling, general and administrative expenses	1,099,384	(60,963)[b]	1,038,421
Operating income	425,973	66,177	492,150
Other expenses:
Interest expense, net	24,558	—	24,558
Foreign exchange losses (gains), net	2,612	(1)	2,611
Miscellaneous, net	11,262	(3,545)	7,717
Income before income taxes	387,541	69,723	457,264
Income tax expense, net	98,019	18,668 [c]	116,687
Equity in net loss of unconsolidated subsidiaries	—	—	—
Net income	289,522	51,055	340,577
Net income attributable to non-controlling interest	702	—	702
Net income attributable to HARMAN International Industries, Incorporated	$288,820	$51,055	$339,875

Earnings per share:
Basic	$4.01	$0.71	$4.72
Diluted	$3.98	$0.70	$4.69
Weighted average shares outstanding:
Basic	72,046		72,046
Diluted	72,524		72,524

a)	Restructuring expense in Cost of Sales was $5.2 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $6.5 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $54.5 million. Acquisition-related expenses were $34.4 million, including $41.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,464,193	$0	$1,464,193
Cost of sales	1,046,063	(3,599)[a]	1,042,464
Gross profit	418,130	3,599	421,729
Selling, general and administrative expenses	326,623	(18,999)[b]	307,624
Operating income	91,507	22,598	114,105
Other expenses:
Interest expense, net	3,001	—	3,001
Foreign exchange losses (gains), net	(3,406)	—	(3,406)
Miscellaneous, net	2,294	—	2,294
Income before income taxes	89,618	22,598	112,216
Income tax expense, net	19,346	6,170 [c]	25,516
Equity in loss of unconsolidated subsidiary	23	—	23
Net income	70,249	16,428	86,677
Net income attributable to non-controlling interest	(46)	—	(46)
Net income attributable to HARMAN International Industries, Incorporated	$70,295	$16,428	$86,723

Earnings per share:
Basic	$1.00	$0.23	$1.24
Diluted	$0.99	$0.23	$1.22
Weighted average shares outstanding:
Basic	69,946		69,946
Diluted	70,795		70,795

a)	Restructuring expense in Cost of Sales was $3.6 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $11.2 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $7.8 million including M&A deal related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Nine Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$4,476,664	$0	$4,476,664
Cost of sales	3,150,736	8,014	3,158,750
Gross profit	1,325,928	(8,014)[a]	1,317,914
Selling, general and administrative expenses	969,881	(55,966)[b]	913,915
Operating income	356,047	47,952	403,999
Other expenses:
Interest expense, net	7,861	—	7,861
Foreign exchange losses (gains), net	(4,366)	—	(4,366)
Miscellaneous, net	6,932	—	6,932
Income before income taxes	345,620	47,952	393,572
Income tax expense, net	76,250	12,799 [c]	89,049
Equity in net loss of unconsolidated subsidiaries	23	—	23
Net income	269,347	35,153	304,500
Net income attributable to non-controlling interest	(156)	—	(156)
Net income attributable to HARMAN International Industries, Incorporated	$269,503	$35,153	$304,656

Earnings per share:
Basic	$3.87	$0.51	$4.38
Diluted	$3.83	$0.50	$4.33
Weighted average shares outstanding:
Basic	69,557		69,557
Diluted	70,322		70,322

a)	Restructuring expense in Cost of Sales was $7.9 million for projects to increase manufacturing productivity, offset by a $15.9M accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $38.9 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $17.1M including acquisition-related expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended March 31,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$1,628,082	$1,464,193	11%
Effects of foreign currency translation (1)		(15,917)

Net sales - local currency	$1,628,082	$1,448,276	12%

Gross profit - nominal currency	$492,867	$418,130	18%
Effects of foreign currency translation (1)		(3,254)

Gross profit - local currency	$492,867	$414,876	19%

SG&A - nominal currency	$357,514	$326,623	9%
Effects of foreign currency translation (1)		(3,127)

SG&A - local currency	$357,514	$323,496	11%

Operating income - nominal currency	$135,353	$91,507	48%
Effects of foreign currency translation (1)		(127)

Operating income - local currency	$135,353	$91,380	48%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$88,824	$70,295	26%
Effects of foreign currency translation (1)		825

Net income attributable to HARMAN International Industries, Incorporated - local currency	$88,824	$71,120	25%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended March 31,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$1,628,082	$1,464,193	11%
Effects of foreign currency translation (1)		(15,917)

Net sales - local currency	$1,628,082	$1,448,276	12%

Gross profit - nominal currency	$495,080	$421,729	17%
Effects of foreign currency translation (1)		(3,219)

Gross profit - local currency	$495,080	$418,510	18%

SG&A - nominal currency	$346,848	$307,624	13%
Effects of foreign currency translation (1)		(3,114)

SG&A - local currency	$346,848	$304,510	14%

Operating income - nominal currency	$148,232	$114,105	30%
Effects of foreign currency translation (1)		(105)

Operating income - local currency	$148,232	$114,000	30%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$98,630	$86,723	14%
Effects of foreign currency translation (1)		846

Net income attributable to HARMAN International Industries, Incorporated - local currency	$98,630	$87,569	13%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Nine Months Ended March 31,		Increase /
	2016	2015	(Decrease)
Net sales - nominal currency	$5,031,127	$4,476,664	12%
Effects of foreign currency translation (1)		(214,786)

Net sales - local currency	$5,031,127	$4,261,878	18%

Gross profit - nominal currency	$1,525,357	$1,325,928	15%
Effects of foreign currency translation (1)		(51,602)

Gross profit - local currency	$1,525,357	$1,274,326	20%

SG&A - nominal currency	$1,099,384	$969,881	13%
Effects of foreign currency translation (1)		(40,629)

SG&A - local currency	$1,099,384	$929,252	18%

Operating income - nominal currency	$425,973	$356,047	20%
Effects of foreign currency translation (1)		(10,973)

Operating income - local currency	$425,973	$345,074	23%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$288,820	$269,503	7%
Effects of foreign currency translation (1)		(6,853)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$288,820	$262,650	10%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Nine Months Ended March 31,		Increase /
	2016	2015	(Decrease)
Net sales - nominal currency	$5,031,127	$4,476,664	12%
Effects of foreign currency translation (1)		(214,786)

Net sales - local currency	$5,031,127	$4,261,878	18%

Gross profit - nominal currency	$1,530,571	$1,317,914	16%
Effects of foreign currency translation (1)		(52,150)

Gross profit - local currency	$1,530,571	$1,265,764	21%

SG&A - nominal currency	$1,038,421	$(913,915)	14%
Effects of foreign currency translation (1)		36,824

SG&A - local currency	$1,038,421	$(877,091)	18%

Operating income - nominal currency	$492,150	$403,999	22%
Effects of foreign currency translation (1)		(15,326)

Operating income - local currency	$492,150	$388,673	27%

Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$339,875	$304,656	12%
Effects of foreign currency translation (1)		(11,206)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$339,875	$293,450	16%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	$135,353	$12,879	$148,232	$91,507	$22,598	$114,105
Depreciation & Amortization	51,005	(10,144)	40,861	40,262	(4,552)	35,710
EBITDA	186,358	2,735	189,093	131,769	18,046	149,815
CONNECTED CAR
Operating income	95,617	2,689	98,306	73,661	563	74,224
Depreciation & Amortization	19,760	(1,880)	17,880	17,043	(1,166)	15,877
EBITDA	115,377	809	116,186	90,704	(603)	90,101
LIFESTYLE AUDIO
Operating income	60,574	3,333	63,907	44,626	7,506	52,132
Depreciation & Amortization	13,853	(5,287)	8,566	11,410	(2,324)	9,086
EBITDA	74,427	(1,954)	72,473	56,036	5,182	61,218
PROFESSIONAL SOLUTIONS
Operating income	2,667	4,415	7,082	16,043	5,659	21,702
Depreciation & Amortization	8,935	(631)	8,304	8,129	(99)	8,030
EBITDA	11,602	3,784	15,386	24,172	5,560	29,732
CONNECTED SERVICES
Operating income	11,799	2,147	13,946	6,303	—	6,303
Depreciation & Amortization	6,484	(2,348)	4,136	1,482	—	1,482
EBITDA	18,283	(201)	18,082	7,785	—	7,785

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Nine Months Ended March 31, 2016			Nine Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	$425,973	$66,177	$492,150	$356,047	$47,952	$403,999
Depreciation & Amortization	165,841	(47,289)	118,552	114,808	(7,337)	107,471
EBITDA	591,814	18,888	610,702	470,855	40,615	511,470
CONNECTED CAR
Operating income	267,102	7,468	274,570	223,007	5,247	228,254
Depreciation & Amortization	57,179	(5,523)	51,656	51,565	(3,828)	47,737
EBITDA	324,281	1,945	326,226	274,572	1,419	275,991
LIFESTYLE AUDIO
Operating income	191,283	18,379	209,662	148,475	23,299	171,774
Depreciation & Amortization	40,673	(15,416)	25,257	29,512	(2,379)	27,133
EBITDA	231,956	2,963	234,919	177,987	20,920	198,907
PROFESSIONAL SOLUTIONS
Operating income	52,304	11,231	63,535	75,128	7,910	83,038
Depreciation & Amortization	26,294	(1,890)	24,404	24,650	(165)	24,485
EBITDA	78,598	9,341	87,939	99,778	7,745	107,523
CONNECTED SERVICES
Operating income	21,857	30,476	52,333	26,912	—	26,912
Depreciation & Amortization	35,239	(24,461)	10,778	2,484	—	2,484
EBITDA	57,096	6,015	63,111	29,396	—	29,396

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended March 31, 2016

Three Months Ended March 31, 2016 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations	HARMAN
Net Trade Sales	$766,757	$472,234	$231,551	$157,540	$0	$1,628,082
Intercompany Sales	—	547	465	8,475	(9,487)	—
Net Sales	766,757	472,781	232,016	166,015	(9,487)	1,628,082

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 9 Months Ended March 31, 2016

Nine Months Ended March 31, 2016 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations	HARMAN
Net Trade Sales	$2,259,209	$1,558,408	$726,159	$487,312	$39	$5,031,127
Intercompany Sales	—	1,802	1,834	22,129	(25,765)	—
Net Sales	2,259,209	1,560,210	727,993	509,441	(25,765)	5,031,127

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity $ millions	March 31, 2016
Cash & cash equivalents	$360
Short-term investments	0
Available credit under Revolving Credit Facility	713

Total Liquidity	$1,073